UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

Ooma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37493	06-1713274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Almanor Avenue, Suite 200, Sunnyvale, California 94085

(Address of principal executive offices)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OOMA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, Ooma, Inc. (the “Company”) announced that Ravi Narula, the Chief Financial Officer and Treasurer of the Company and a member of its Board of Directors, will be stepping down as an officer of the Company in the second half of the Company’s second quarter of fiscal year 2022 to pursue other opportunities. Mr. Narula noted to the Company that his departure does not reflect any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective upon his departure, the Company and Mr. Narula expect to enter into a consulting agreement to ensure an orderly transition as the Company looks to identify a successor. The Company has initiated a search to identify a new Chief Financial Officer.

Until a permanent replacement for Mr. Narula has been named, Namrata Sabharwal will serve as the Company’s interim Chief Financial Officer. Ms. Sabharwal, age 50, joined the Company as Director of SEC Reporting & SOX in March 2015, has served as the Company’s Corporate Controller since April 2016, and was promoted to Vice President in September 2016. Prior to joining the Company, Ms. Sabharwal most recently served as Assistant Controller and Senior Director of Finance at Gigamon Inc. Ms. Sabharwal started her career with Deloitte & Touche LLP as a certified public accountant.  She holds a Bachelor of Commerce degree in accounting and finance from Mumbai University, India.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.

Date: April 26, 2021	By:	/s/ Jenny C. Yeh
Jenny C. Yeh
Vice President, General Counsel